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                                                                   EXHIBIT 10.19

                   PROMISSORY NOTE AND STOCK PLEDGE AGREEMENT

$200,000.00                                              AS OF DECEMBER 26, 2001
                                                             ALPHARETTA, GEORGIA

         Pursuant to the Truth-in-Lending Act, 15 U.S.C. 1601 et seq. and applicable regulations, 12 CFR 226, we (AtheroGenics, Inc., a Georgia corporation) hereby make the following financial disclosures regarding this Promissory Note and Stock Pledge Agreement (the "Agreement"):

       ANNUAL PERCENTAGE RATE                               FINANCE CHARGE                              AMOUNT FINANCED
 The cost of your Initial Loan Principal          The dollar amount the Initial Loan           The amount of Initial Loan Principal
           as a yearly rate.                            Principal will cost you.                  provided to you or on your behalf.
               2.48%                                          $15,252.07                                   $200,000

         FOR VALUE RECEIVED, you (the undersigned Mitchell Glass), a resident of the state of Delaware hereby promise to pay us the principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), together with interest accruing in accordance with section 1 below, from the date hereof through the Maturity Date identified in section 2 below, all upon the terms and conditions specified below.

         1. ACCRUAL AND CALCULATION OF INTEREST. Commencing immediately, interest shall accrue at the rate of 2.48% per annum, based on a 365-day year, which is the current short-term applicable federal rate. Interest shall accrue for each day (365 days per year, 366 days per leap year) on which any unpaid principal amounts, but shall not accrue on the day on which you repay funds.

         2. PAYMENT OF PRINCIPAL AND INTEREST. The principal amount evidenced by this Agreement (the "Principal") shall be payable in full on the third anniversary of the date hereof (the "Maturity Date"), at which time the entire outstanding balance of the Principal, together with all accrued but unpaid interest thereon ("Interest"), shall be due and payable in full; provided that if your employment with us terminates for any reason prior to the Maturity Date, the entire outstanding balance of the Principal and Interest shall become immediately due and payable as of the date of termination of employment. Your obligation to repay Principal and Interest is absolute and unconditional, and shall be owed without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. All payments shall be in the form of cash, cashier's check, or other form of same day funds.

         3. PREPAYMENT. You may prepay Principal in whole or in part at any time and from time to time without the payment of any premium or penalty. All prepayments in whole or in part of the Principal shall include interest accrued but unpaid through the date of prepayment on the amount of Principal being prepaid.

         4. DEFAULT. Should you either (I) fail to pay Principal and Interest promptly when due (whether on the Maturity Date, upon acceleration or otherwise), any Principal, Interest or other payment obligation as stipulated herein, or (II) breach any other warranty, representation, covenant, term or condition of this Agreement, then a "Default" shall exist and you agree to pay all reasonable and actual out-of-pocket costs and expenses, including reasonable attorneys' fees,
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that we may reasonably incur following a Default in the collection of the indebtedness evidenced by this Agreement or in enforcing any of our associated rights, powers, remedies and privileges.

         5. PLEDGE. As security for the performance of your obligations under this Agreement (including the immediate payment of all amounts (the "Obligations"), you hereby pledge, transfer, assign, and grant to us a continuing first-priority lien upon and security interest in and to 41,000 shares of our common stock, no par value per share, that you have owned for at least six months (having a value constituting 125% of the Principal), which shares are represented by stock certificate number AG506 (the "Certificate"), regardless of where such shares may be located and whether such shares may be in the possession of you, us, or a third party, together with all income and profits thereon, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral").

         You represent and warrant to us that you own the Collateral, free and clear of any and all liens, claims, or encumbrances other than our interest in the Collateral. those created pursuant to this Agreement. You agree not to create, incur, assume or suffer to exist any lien, claim or encumbrance upon or security interest in the Collateral, other than our interest in the Collateral. You further agree to obtain our written consent before selling or otherwise disposing of, or granting any option with respect to, any of the Collateral. Further, you shall, at any time and from time to time, at your expense, promptly execute and deliver all further documents, and take all further action, that may be necessary or desirable, or that we may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable us to exercise and enforce our rights and remedies with respect to any Collateral.

         The Certificate, together with the Stock Power attached hereto as Exhibit A, each duly endorsed in blank, shall be delivered to and held by or on your behalf pursuant to the terms hereof. Upon the final satisfaction of all Obligations, we shall redeliver the Certificate to you and shall execute such documents as you shall reasonably request to evidence the termination of our security interest and the release of our rights to any Collateral.

         6. REMEDIES FOR DEFAULT. In the event of a Default, we shall have the right to sell the Collateral, the proceeds of which shall first be used to repay the outstanding balance of the Principal, together with all Interest. We shall return to you any excess Collateral or sales proceeds remaining after satisfaction of the Obligations. If the proceeds from the sale of the Collateral are not sufficient to satisfy the Obligations, you shall reimburse us for any difference, up to but not exceeding the maximum amount of the Alternative Minimum Tax credit carry forward you used (received) in the year of sale of the Collateral. We shall also have the rights and remedies provided by law for a secured party (including, without limitation, those provided under Title 11 of the Official Code of Georgia, as in effect from time to time). Such rights and remedies are hereby incorporated herein and made a part of this Agreement.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the rules governing conflicts of laws.

         8. SUCCESSORS AND PERMITTED ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each of us and our respective heirs, executors, administrators, legal representatives, successors, successors-in-title and permitted assigns, subject to the restrictions on


                                       2
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transfer contained herein. As used herein, "you" and "we" includes our respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law.

         9. SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein.

         10. INTERPRETATION. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement.

         IN WITNESS WHEREOF, we have voluntarily and mutually agreed on this Agreement, on the date first above written.

                                               "YOU"
                                               /s/  MITCHELL GLASS
                                               ---------------------------------
                                               MITCHELL GLASS, M.D.

Attest: /s/  ANNE M. GLASS
       -------------------------



                                               "US"

                                               ATHEROGENICS, INC.

                                               By /s/  MARK P. COLONNESE
                                               ---------------------------------
                                                  A duly authorized officer

Attest: /s/  CHARLES A. DEIGNAN
       -------------------------

                                               Name:  Mark P. Colonnese
                                               ---------------------------------


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                                                                       EXHIBIT A


                                   STOCK POWER

         FOR VALUE RECEIVED, the undersigned does hereby sell, deliver, assign and transfer unto AtheroGenics, Inc. (the "Company") his right, title and interest in 41,000 shares of the common stock, no par value per share, of the Company standing in the undersigned's name on the books of the Company, represented by the attached Certificate No. AG506 (the "Shares"), and hereby irrevocably constitutes and appoints the Secretary of the Company attorney-in-fact to transfer, redeem, and cancel such Shares on the books of the Company with full power of substitution in the premises.

         DATED:



                                               /s/ MITCHELL GLASS
                                               ---------------------------------
                                               Mitchell Glass, M.D.